Exhibit 10.4

FORM OF STOCK-SETTLED PERFORMANCE UNIT AGREEMENT

Ashland Global Holdings Inc.

2021 Omnibus Incentive Compensation Plan

Participant:                                                    ____________________________________

Number Performance Units:                        ____________________________________

Grant Date:                                                    __________, 20__

Performance Period:                                     __________, 20__ to __________, 20__

Vesting Date:                                                  __________, 20__

Performance Metrics:                                    (see appendix)

1.
Grant. Ashland Global Holdings Inc. (“Ashland”) hereby grants to the above-named Participant (the “Participant”) __________ Performance Units (the “Award”) pursuant to the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) and this Performance Unit Agreement (“Agreement”) in order to provide the Participant with an additional incentive to continue his or her services to Ashland and to continue to work for the best interests of Ashland. Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan.
2.
Value. This Award represents the contingent right (as set forth herein) of the Participant to receive a Share for each Performance Unit earned in accordance with this Agreement. Ashland confirms this Award to the Participant, of the number of Performance Units (“PUs”) set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.
3.
Vesting. Following acceptance of this Award by the Participant, as provided for hereunder, and based upon the attainment of the Performance Goals outlined in the appendix, this Award will become vested on the vesting date set forth above (the “Vesting Date”).
4.
Forfeiture. Except as otherwise provided below or as otherwise determined by the Committee, this Award shall be forfeited in the event the Participant ceases to be a director, officer, employee or consultant of Ashland or its Affiliates for any reason prior to the Vesting Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.
5.
Death, Disability or Retirement. If the Participant’s employment by the Company is terminated due to the Participant’s death, Disability or Retirement, prior to the Vesting Date,

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6.
the Participant’s employment service requirement shall be deemed satisfied and the unvested Performance Units will be pro-rated through the last day worked. Such pro-ration shall be calculated based upon actual achievement of the Performance Goals at the end of the Performance Period.
6.
Definitions.
(a)
For purposes of this Agreement, “Retirement” shall mean a termination of employment after attaining age 55 and having at least ten (10) years of credited service with the Company or any Affiliate.
(b)
For purposes of this Agreement, “Disability” shall mean a total and permanent disability as defined in section 22(e)(3) of the Code.
7.
Time of Payment and Taxation. Based upon the attainment of the Performance Goals outlined in the appendix, the Award will be paid to the Participant in Shares within (30) days following the vesting of the Award at the end of the Performance Period based upon actual achievement of the Performance Goals as provided herein, subject to tax deductions and withholding as set forth in Section 9(d) of the Plan. The Company will withhold from the Award the number of shares to satisfy the minimum statutory withholding requirement.
8.
Change of Control. The Award shall be treated in accordance with Section 8 of the Plan in the event of a Change of Control prior to a Vesting Date and while the Award remains outstanding.
9.
Non-transferability. The Participant may not sell, transfer, pledge, assign, attach or otherwise alienate or hypothecate any rights under this Agreement other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her. The terms of this Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
10.
No Right to Employment. Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its Affiliates.
11.
Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its Affiliates and any third-party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its Affiliates and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
12.
Electronic Delivery and Participation. Ashland may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The

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13.
Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by Ashland or a third party designated by Ashland.
13.
Restrictive Covenants. In consideration of this Award, the Participant agrees that during the Participant’s employment and the twelve (12) month period following the Participant’s termination of employment with Ashland or its Affiliates for any reason (the “Covenant Period”), without the written consent of Ashland, the Participant will not:

(i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its Affiliates; or

(ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its Affiliates, including, without limitation:

(a) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its Affiliates to terminate his, her or its relationship with Ashland or any of its Affiliates for any reason; or

(b) disclose proprietary or confidential information of Ashland or any of its Affiliates to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its Affiliates;

provided, however, that this Agreement shall not prohibit the Participant in any way from (1) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the Securities and Exchange Commission (the “SEC”); (2) providing proprietary or confidential information to the SEC, or providing the SEC with information that would otherwise violate clause (ii) above, to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Ashland; or (4) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934. Furthermore, the Participant is advised that the Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any proprietary or confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. The restrictions in this paragraph are referred to herein as the “Participant Covenants”.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant

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fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within the Covenant Period for any reason Ashland may: (x) cancel this Award; (y) eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its Affiliates (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A of the Code and such elimination or reduction would trigger a tax or penalty under Section 409A of the Code, to or on behalf of the Participant in an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) or payable to the Participant under this Agreement; and/or (z) require the Participant to pay Ashland an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith; provided that the actions described in clauses (x), (y) and (z) shall not be taken with respect to the Award at any time following the third anniversary of the vesting of the Award (or the applicable portion thereof). To the extent a longer Covenant Period is specified in another agreement between the Participant and Ashland or its Affiliates, the provisions of this section 13 shall be extended to apply to such longer period.

14. Acceptance. This Award of Performance Units is subject to the Participant’s online acceptance of the terms and conditions of this Agreement through the Fidelity website. The right to the Performance Units under the Plan shall expire if not accepted by __________, 20__.

By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). A copy of these documents can be found on the Company’s intranet or your Fidelity account and may also be obtained by contacting the Company’s Human Resources Department. The terms and provisions of the Plan are incorporated herein by reference. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Global Holdings Inc. has caused this instrument to be executed and delivered effective as of the day and year first above written.

Ashland Global Holdings Inc.

Eileen Drury, Vice President Human Resources

By:  _______________

Name: ______________

Date:  _______________

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Appendix

(Description for grant performance metrics and vesting criteria to be added at grant date)

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